Exhibit 99.1

GlobalSCAPE, Inc. Releases New Security Features and File Sharing Capabilities for Its Data Exchange Platform

Security Enhanced through Integration of Web Single Sign-On through SAML; Broader Support for RSA, RADIUS; New Workspaces Outlook Plugin

SAN ANTONIO – December 6, 2016 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announces the immediate availability of Enhanced File TransferTM (EFTTM) Enterprise version 7.3.3. The latest version of the information exchange platform provides new and enhanced features, including the Advanced Authentication Module (AAM) and the Workspaces Outlook® plugin.

The authentication methods in AAM improve productivity while protecting valuable data as it moves inside or outside of an organization’s four walls. Especially for organizations that have workers with a varying degree of usernames and passwords to access different corporate systems, authentication standards and methods have evolved to avoid the potential of weak passwords and network vulnerabilities.

With AAM, administrators and users can provide a single source of authentication across the enterprise with new and enhanced features such as:

•
Support for single sign-on authentication: users have the ability to sign in once with Web Single Sign-On (SSO) through Security Assertion Mark-Up Language (SAML) and have their credentials saved for future site, application, or resource logins

•
Enhanced secure remote, multifactor authentication: administrators can provide their remote or mobile workforce with easy methods to authenticate their credentials securely with Remote Authentication Dial-In User Service (RADIUS), RSA SecureID®, or CensorNet MFA (formerly known as SMS PASSCODE)

•
Upgraded support for smart card verification: the latest version of EFT provides broader support for personal identity verification for the Common Access Card (CAC), which allows authentication with a smart card, typically used by Department of Defense military and civilian personnel

•	Maintains centralized password security on managed file transfer environment with the ability to quickly commission and decommission user provisions from one location
In addition to AAM, EFT 7.3.3 includes the Workspaces Outlook plugin. The plugin brings together technology and features available in Globalscape Mail Express® with the collaborative functionality of Workspaces, integrating directly into EFT Enterprise. Users will be able to perform secure ad hoc file transfers through email, receive a receipt confirming pick up of the file, set pick up expirations, and maintain control over sensitive data.

By integrating the features of Globalscape’s standalone Mail Express product into its EFT platform, the company is taking the first steps toward a larger mission to make it easier for EFT users to access features from the larger portfolio of standalone products.

Supporting Quote:
Peter Merkulov, Vice President of Product Strategy and Technology Alliances at Globalscape
“Broad support for popular security standards, integrated tightly across all enterprise platforms, makes it easy for users to maintain the integrity of an organization’s high-value data. Our Advanced Authentication Module for EFT Enterprise protects an organization’s sensitive information by supporting a number of well-known authentication standards without placing additional burdens on the user or administrators as they transfer or receive data. And by releasing the Workspaces Outlook plugin, we are taking a significant step towards providing our core users with easy-to-use, integrated functionality to send secure ad hoc file transfers and better control their organization’s sensitive or proprietary data. The latest version of EFT is evolving into a powerful platform that will be essential in the fight to secure and protect sensitive data.”

To learn more about the Advanced Authentication Module for EFT Enterprise, please visit: https://www.globalscape.com/managed-file-transfer/advanced-authentication.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

###